UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________

July 21, 2004 (July 20, 2004)
(Date of Report (date of earliest event reported))

PHH Corporation
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-7797 (Commission File No.)	52-0551284 (I.R.S. Employer Identification Number)
1 Campus Drive Parsippany, New Jersey (Address of principal executive office)		07054 (Zip Code)

(973) 428-9700
(Registrant's telephone number, including area code)

None
(Former name or former address if changed since last report)

Item 5. Other Events

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, “PHH”, “WE”, “OUR”, OR “US” MEANS PHH CORPORATION, A MARYLAND CORPORATION, AND ITS SUBSIDIARIES.

We are in discussions with a potential purchaser regarding the sale of our mortgage business. It is currently anticipated that the potential transaction, if completed, would result in net proceeds to us at the time of sale of between $750 million and $1 billion, after repayment of approximately $5 billion to $6 billion of associated indebtedness.

    The terms of the potential transaction are subject to completion of due diligence and negotiation of definitive agreements. There can be no assurance that the parties will enter into a definitive agreement for any transaction or that any transaction will be completed.

    Statements about future results made herein, including the projections, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in our Form 10-Q for the quarter ended March 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By: /s/ Eric Bock

Eric J. Bock Executive Vice President – Law and Corporate Secretary

Date: July 21, 2004